SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 23, 2002



                              SPEAR & JACKSON, INC.
              --------------------------------------------
              Exact name of registrant as specified in its charter)


          Nevada              000-32013                 91-2037081
      ---------------        -----------             ------------------
      (State or other        (Commission             (IRS Employer
      jurisdiction of         File Number)           Identification No.)
        formation)


         2200 Corporate Boulevard, Suite 314
                Boca Raton, Florida                                33431
      ------------------------------------------                   ------
       (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code (561) 999-9011



          (Former name or former address, if changes since last report)

Item 2. Acquisition or Disposition of Assets.

        This Amendment to the Form 8-K filed on September 9, 2002, is being filed in order to provide the required financial information for the Company.

Item 7.  Financial Statements and Pro Forma Financial Information.


(a)     Financial Statements of Businesses Acquired

                                                                Page
                                                                ----
Auditors Report from Chantrey Vellacott DFK, Chartered
Accountants for the period ended September 6, 2002 and
the year ended September 30, 2001                                2-3

Combined Entity Consolidated Profit and Loss Account
for the period ended September 6, 2002 and the year
ended September 30, 2001                                         4-5

Combined Entity Statement of Total Recognised Gains
and Losses for the period ended September 6, 2002 and
the year ended September 30, 2001                                5

Combined Entity Consolidated Balance Sheet
at September 6, 2002 and September 30, 2001                      6

Combined Entity Consolidated Cash Flow
for the period ended September 6, 2002 and the year
ended September 30, 2001                                         7-9

Notes to the Combined Entity Financial Statements               10-24

(b)     Pro Forma Financial Information

Introduction                                                    25

Pro Forma Condensed Consolidated Statement of Operations
for the year ended September 30, 2002                           26

Notes to Pro Forma Financial Statement                          27

SPEAR & JACKSON

Combined Entity Pro Forma Consolidated Financial Statements

Basis of preparation

The financial statements of the combined entity, Spear & Jackson, represent a combination of the results and balances of Spear & Jackson plc and Bowers Group plc (both companies incorporated in the United Kingdom) together with their subsidiary undertakings as detailed on page 10 of the financial statements.

The following combined entity pro forma consolidated financial statements have been prepared by the directors of Spear & Jackson plc and Bowers Group plc in accordance with UK GAAP and subject to audit solely for the purpose of completion of forms 8K required by the Securities & Exchange Commission in respect of the entities' ultimate parent undertaking, Spear & Jackson Inc. (formerly Megapro Tools Inc.).

The financial statements cover the financial period ended 6 September 2002, being the date of acquisition of Spear & Jackson plc and Bowers Group plc by Spear & Jackson Inc. and the year ended 30 September 2001, together with the balance sheets at those dates and are reported in Pounds Sterling with US Dollar conversions for information.

The principal activity of the combined entity is the manufacture and distribution of a range of hand and garden tools and magnetic and metrology equipment.

SPEAR & JACKSON

Independent Auditors' report to the members of Spear & Jackson Plc and Bowers Group Plc.

We have audited the combined entity pro forma financial statements of Spear & Jackson plc and Bowers Group plc for the period ended 6 September 2002 and the year ended 30 September 2001 which are set out on pages 4 to 23. These financial statements have been prepared under the historical cost convention, as modified to include the revaluation of certain freehold land and buildings, and the accounting policies set out therein, and for the purpose set out on pages 10 and 11.

This report is made solely to the members of Spear & Jackson plc and Bowers Group plc as a body. Our audit work has been undertaken so that we might state to the company's members those matters that we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report or for the opinions we have formed.

Respective responsibilities of directors and auditors

The company directors are responsible for the preparation of the financial statements in accordance with United Kingdom Accounting standards.

The directors are required to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the group and of the profit or loss for that period. In preparing those financial statements, the directors are required to:

-       select suitable accounting policies and then apply them consistently'

-       make judgements and estimates that are reasonable and prudent;

- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

- state whether applicable Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements.

The directors are responsible for keeping proper accounting records, which disclose with reasonable accuracy at any time in the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Our responsibility is to audit the financial statements in accordance with United Kingdom Auditing Standards.

We report to you our opinion as to whether the financial statements give a true and fair view. We also report to you if, in our opinion, the company has not kept proper accounting records or if we have not received all the information and explanations we require for our audit.

Basis of Opinion

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board of the Accountancy Foundation, which do not differ in any significant respect from United States Generally Accepted Auditing Standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the combined entities' affairs as at 6 September 2002 and 30 September 2001 and of its loss for the period ended 6 September 2002 and the year ended 30 September 2001.






CHANTREY VELLACOTT DFK

Chartered Accountants
Registered Auditors
London


13 March 2003

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY CONSOLIDATED PROFIT AND LOSS ACCOUNT for the period ended 6 September 2002 and the year ended 30 September 2001



                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                     Notes  (pound)000      US$000  (pound)000      US$000

TURNOVER                                                        57,800      84,608      67,561      97,430
                                                                ------      ------      ------      ------
OPERATING COSTS AND EXPENSES
Cost of products sold                                           39,438      57,729      45,613      65,779
Selling, general and administrative expenses                    19,474      28,506      21,019      30,311
                                                                ------      ------      ------      ------
                                                                58,912      86,325      66,632      96,090
                                                                ------      ------      ------      ------
OPERATING (LOSS)/PROFIT FOR THE PERIOD/YEAR              2      (1,112)     (1,627)        929       1,340

Loss on sale of subsidiary undertakings                  3        -           -         (4,813)     (6,941)
Provision against investment held for resale            4A        -           -         (4,213)     (6,076)
Impairment write-down of tangible assets                4B        -           -           (823)     (1,187)
                                                                ------      ------      ------      ------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST
AND TAXATION                                                    (1,112)     (1,627)     (8,920)    (12,864)

Interest receivable                                      5         117         171         120         173
Interest payable                                         6        (440)       (644)       (553)       (797)
                                                                ------      ------      ------      ------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION
FOR THE PERIOD/YEAR                                             (1,435)     (2,100)     (9,353)    (13,488)
Taxation                                                          (134)       (196)         75         108
                                                                ------      ------      ------      ------
NET LOSS FOR THE PERIOD/YEAR                                    (1,569)     (2,296)     (9,278)    (13,380)
                                                                ------      ------      ------      ------




Movements in reserves are set out in note 17 to the accounts.



The accompanying notes are an integral part of this profit and loss account

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY CONSOLIDATED PROFIT AND LOSS ACCOUNT for the period ended 6 September 2002 and the year ended 30 September 2001

NOTE OF HISTORICAL COST PROFITS AND LOSSES

                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                            (pound)000      US$000  (pound)000      US$000

Reported loss on ordinary activities before taxation            (1,435)     (2,100)     (9,353)    (13,488)
Difference between the historical cost depreciation
charge and the actual depreciation charge for the period            80         117          83         120
                                                                ------      ------      ------      ------
Historical cost loss on ordinary activities before taxation     (1,355)     (1,983)     (9,270)    (13,368)
                                                                ------      ------      ------      ------
Historical cost loss for the period/year retained after
taxation                                                        (1,489)     (2,179)     (9,195)    (13,260)
                                                                ------      ------      ------      ------


COMBINED ENTITY STATEMENT OF TOTAL
RECOGNISED GAINS AND LOSSES
                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                            (pound)000      US$000  (pound)000      US$000

Loss for the period/year                                        (1,569)     (2,296)     (9,278)    (13,380)

Unrealised exchange differences arising on retranslation
of overseas net assets and foreign currency loans                  113         165        (188)       (271)
                                                                ------      ------      ------      ------
TOTAL RECOGNISED LOSSES RELATING
TO THE PERIOD/YEAR                                             (1,456)     (2,131)     (9,466)    (13,651)
                                                                ------      ------      ------      ------





The accompanying notes form an integral part of this statement.

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY CONSOLIDATED BALANCE SHEET at 6 September 2002 and 30 September 2001



                                                           6 September 6 September30 September30 September
                                                                  2002        2002        2001        2001
                                                     Notes  (pound)000      US$000  (pound)000      US$000
FIXED ASSETS
Tangible assets                                          8      11,637      18,155      14,644      21,590
Investments                                              9          89         139          87         128
                                                                ------      ------      ------      ------
                                                                11,726      18,294      14,731      21,718
                                                                ------      ------      ------      ------
CURRENT ASSETS
Stocks                                                  10      13,297      20,745      12,939      19,076
Debtors                                                 11      12,319      19,219      13,718      20,223
Pension prepayment: due after more than one year        11      22,445      35,016      22,736      33,520
Cash at bank and in hand                                         2,358       3,679       1,838       2,710
                                                                ------      ------      ------      ------
                                                                50,419      78,659      51,231      75,529
CREDITORS: amounts falling due after more than one year 12      12,680      19,782      24,265      35,774
                                                                ------      ------      ------      ------
NET CURRENT ASSETS                                              37,739      58,877      26,966      39,755
                                                                ------      ------      ------      ------
TOTAL ASSETS LESS CURRENT LIABILITIES                           49,465      77,171      41,697      61,473


CREDITORS: amounts falling due after more than one year 13         510         796         601         886

PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation                                       15       1,314       2,050       1,240       1,828
                                                                ------      ------      ------      ------
NET ASSETS                                                      47,641      74,325      39,856      58,759
                                                                ------      ------      ------      ------
CAPITAL AND RESERVES
Called up share capital                                 16      82,633     128,917      73,392     108,202
Capital reserve                                                  3,214       5,014       3,214       4,738
Revaluation reserve                                     17       4,143       6,463       4,223       6,226
Other reserves                                          17    (42,349)    (66,069)    (40,973)    (60,407)
                                                                ------      ------      ------      ------
                                                                47,641      74,325      39,856      58,759
                                                                ------      ------      ------      ------


The accompanying notes are an integral part of this balance sheet.


Approved by the boards of Spear & Jackson plc and Bowers Group plc on [ ] March 2003 and signed on their behalf by:


W. Fletcher
Chief Financial Officer

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY CONSOLIDATED CASH FLOW
for the period ended 6 September 2002 and the year ended 30 September 2001


                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                            (pound)000      US$000  (pound)000      US$000

NET CASH INFLOW/(OUTFLOW)
FROM OPERATING ACTIVITIES (note a)                               3,678       5,384     (4,415)     (6,367)
                                                                ------      ------      ------      ------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                   70         102         116         167
Interest paid on bank borrowings and finance leases               (167)       (244)       (250)       (360)
                                                                ------      ------      ------      ------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
AND SERVICING OF FINANCE                                           (97)       (142)       (134)       (193)
                                                                ------      ------      ------      ------
TAXATION
Overseas tax paid                                                  (60)        (88)       (100)       (144)
                                                                ------      ------      ------      ------
TAX PAID                                                           (60)        (88)       (100)       (144)
                                                                ------      ------      ------      ------
INVESTING ACTIVITIES
Payments to acquire tangible fixed assets                         (590)       (864)       (761)     (1,097)
Receipts from sales of tangible fixed assets                     2,000       2,928         245         353
Proceeds from disposal of assets held for resale                   639         935        -           -
Cost of disposal of subsidiary undertakings (note c)              -           -           (223)       (322)
                                                                ------      ------      ------      ------
NET CASH INFLOW/(OUTFLOW) FROM
INVESTING ACTIVITIES                                             2,049       2,999        (739)     (1,066)
                                                                ------      ------      ------      ------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING                       5,570       8,153      (5,388)     (7,770)
                                                                ------      ------      ------      ------
FINANCING
Issue of ordinary shares                                         9,241      13,527        -           -
Short-term loans provided to shareholder                        (3,500)     (5,123)       -           -
Short-term loans repaid to shareholder                           3,500       5,123        -           -
Repayment of shareholder loan                                  (14,090)    (20,625)       -           -
Loans provided by shareholder                                     -           -          7,000      10,095
Repayment of loans                                                  (6)         (9)        (61)        (88)
New finance leases                                                  33          48        -           -
Capital element of finance lease rental payments                   (39)        (56)       (146)       (211)
                                                                ------      ------      ------      ------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING                        (4,861)     (7,115)      6,793       9,796
                                                                ------      ------      ------      ------
INCREASE IN CASH                                                   709       1,038       1,405       2,026
                                                                ------      ------      ------      ------

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY consolidated cashflow
for the period ended 6 September 2002 and the year ended 30 September 2001


                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                            (pound)000      US$000  (pound)000      US$000

RECONCILIATION OF NET CASH FLOW TO
MOVEMENT IN NET DEBT:

Increase in cash                                                   709       1,038       1,405       2,026
Cash outflow from decrease in loans                                  6           9          61          88
Repayment of shareholder loans                                  14,090      20,625      (7,000)    (10,095)
Capital element of finance lease rental payment                      6           8         146         211
                                                                ------      ------      ------      ------
Change in net debt resulting from cash flows                    14,811      21,680      (5,388)     (7,770)
Exchange differences                                                (3)        297        (160)       (419)
Disposal of subsidiary undertaking                                -           -            187         270
Other non-cash movements                                          (373)       (546)       (678)       (978)
                                                                ------      ------      ------      ------
MOVEMENT IN NET DEBT                                            14,435      21,431      (6,039)     (8,897)

NET DEBT AT 1 OCTOBER 2001                                     (12,699)    (18,723)     (6,660)     (9,826)
                                                                ------      ------      ------      ------
NET DEBT AT 6 SEPTEMBER 2002                                     1,736       2,708     (12,699)    (18,723)
                                                                ------      ------      ------      ------

NOTES TO THE STATEMENT OF CASH FLOWS
                                                                Period      Period        Year        Year
                                                               ended 6     ended 6    ended 30    ended 30
                                                             September   September   September   September
                                                                  2002        2002        2001        2001
                                                            (pound)000      US$000  (pound)000      US$000

a) Reconciliation of operating (loss)/profit to net cash inflow from operating activities

Operating (loss)/profit                                         (1,112)     (1,627)        929       1,340
Depreciation                                                     1,664       2,436       1,731       2,496
Grant release                                                      (59)        (86)        (31)        (45)
(Profit) on disposal of fixed assets                               (46)        (67)        (50)        (72)
Exchange difference                                                (68)       (100)       (240)       (346)
Decrease in debtors and prepayments                              1,090       1,596         806       1,162
(Increase)/decrease in stocks                                     (234)       (343)      1,454       2,097
Increase/(decrease) in creditors                                 2,443       3,575      (4,014)     (5,788)
                                                                ------      ------      ------      ------
Net cash inflow from operations                                  3,678       5,384         585         844
Lump sum pension scheme payment (note 21)                         -           -         (5,000)     (7,211)
                                                                ------      ------      ------      ------
Net cash inflow/(outflow) from operating activities              3,678       5,384      (4,415)     (6,367)
                                                                ------      ------      ------      ------

SPEAR & JACKSON
--------------------------------------------------------------------------------

COMBINED ENTITY CONSOLIDATED CASHFLOW
for the period ended  6 September 2002 and the year ended 30 September 2001




NOTES TO THE STATEMENT OF CASH FLOWS (CONT):

b)  Analysis of net debt

                                                  At                                 Other            At
                                           1 October        Cash      Exchange    non-cash   6 September
                                                2001        flow   differences   movements          2002
                                          (pound)000  (pound)000    (pound)000  (pound)000    (pound)000

Cash at bank and in hand                       1,838         507            13           -         2,358

Bank overdraft                                  (800)        202            28           -          (570)
                                              ------      ------        ------      ------        ------
Cash                                           1,038         709            41           -         1,788

Loans                                             (6)          6             -           -             -

Shareholder loans                            (13,678)     14,090           (39)       (373)            -

Finance leases                                   (53)          6            (5)          -           (52)
                                             -------      ------        ------      ------        ------
                                             (12,699)     14,811            (3)       (373)        1,736
                                             -------      ------        ------      ------        ------

c)  Disposal of subsidiary undertakings

On 7 March 2001 Spear & Jackson plc concluded the sale, for (pound)2, of its Industrial Saws Division (see note 2). The disposal is analysed as follows:

                                                            (pound)000
Net assets disposed of:

Fixed assets (net of provisions)                               2,412
Stocks                                                         3,167
Debtors                                                        2,612
Cash                                                             369
Creditors                                                     (3,658)
Bank loan and overdraft                                         (414)
Exchange difference                                              102
                                                              ------
                                                               4,590
Cost of disposal                                                 223
                                                              ------
Loss on disposal (note 2)                                      4,813
                                                              ------

SPEAR & JACKSON
--------------------------------------------------------------------------------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


1.   ACCOUNTING POLICIES

Basis of preparation

The accounts are prepared under the historical cost convention modified to include the revaluation of certain land and buildings and in accordance with applicable accounting standards.

Principles of Combination

These Financial Statements combine the balance sheets and results of Spear & Jackson plc and Bowers Group plc together with their subsidiaries, Bowers Metrology Ltd, Bowers Metrology UK Ltd, Coventry Gauge Limited, CV Instruments Ltd, Eclipse Magnetics Limited, Neill Tools Limited, Spear & Jackson Garden Products Limited, Magnacut Limited, James Neill Holdings Limited, Spear & Jackson Holdings Limited, Offertower plc, Markbalance plc, Spear & Jackson (New Zealand) Limited, James Neill Canada Inc., James Neill USA Inc., Spear & Jackson (Australia) Pty Limited, Spear & Jackson France S.A. and Societe Neill France S.A. The statements also include Spear & Jackson International Limited, AMV S.A. and Saws International Inc., until the date of their disposal on 7 March 2001.

The assets and results of Spear & Jackson plc's wholly owned subsidiary undertaking, True Temper Ireland Limited, have been excluded from the Combined Entity Financial Statements at 30 September 2001. The investment in this company has been included as an investment held for resale at 30 September 2001 at its estimated net realisable value. The investment was sold in January 2002.

At both 30 September 2001 and 6 September 2002, Spear & Jackson plc and Bowers Group plc had no legal status or existence as a combined group.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings, to the extent that they are used to finance or provide a hedge against foreign equity investments, which are taken directly to reserves.

The accounts of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. Exchange differences attributable to divested entities are written off to the profit and loss account.

Investments

Fixed asset investments are shown at cost less amounts written off.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or revaluation, less estimated residual value of each asset, over its expected useful life, as follows:

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


     ACCOUNTING POLICIES (CONT.)

Depreciation (cont.)

Freehold land                               -        not depreciated
Freehold and long leasehold buildings       -        over 50 to 70 years
Short leasehold buildings                   -        over the term of the lease
Plant, machinery and equipment              -        over 1 to 15 years
Motor vehicles                              -        25% per annum on a reducing
                                                     balance basis

In accordance with the transitional provisions of FRS 15, the directors have elected to freeze all future revaluations and the revalued fixed assets have not been restated at their historical cost.

Stocks and work in progress

Stocks are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition, as follows:

Raw materials                               -        purchase cost on a first-in
                                                     first-out basis

Work in progress and finished goods         -        cost of direct materials
                                                     and labour plus
                                                     attributable overheads
                                                     based on the normal level
                                                     of activity

Net realisable value is based on estimated setting price less further cost expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving, or defective items where appropriate.

Deferred taxation

Deferred taxation is provided using the liability method on all material timing differences to the extent that they are expected to reverse in the future, calculated at the rate at which it is estimated the tax will be payable. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred tax balance.

Deferred taxation assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

Pensions

The amount charged to the profit and loss account reflects the cost based on actuarial estimates of providing for pension benefits arising in the year less an allowance for interest on the prepayment. The excess of contributions paid into the pension schemes compared to the cumulative pension cost is included in prepayments.

Leasing and hire purchase commitments

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet with a corresponding liability included under creditors. The assets are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital payments outstanding.

Rentals paid under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

Government grants

Government grants relating to tangible fixed assets are treated as deferred income and released to the profit and loss account over the expected useful lives of the assets concerned. Grants of a revenue nature are credit to income so as to match them with the expenditure to which they relate.

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001



2.   OPERATING (LOSS)/PROFIT FOR THE PERIOD/YEAR


Charged in arriving at the operating (loss)/profit for the period/year were the following:

                                                 Period      Year to
                                                   to 6        to 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

a)  Staff costs:
     Wages and salaries                         14,850        18,807
     Social Security costs                       1,236         1,982
     Pension costs                               2,314           731
                                                ------        ------
                                                18,400        21,520
                                                ------        ------

   The number of employees at 6 September 2002 was 835 (30 September 2001 - 910)

                                                 Period      Year to
                                                   to 6        to 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

b)  Operating lease rentals:
     Land and Buildings                            493           531
     Plant and Machinery                           686           798
                                                 -----         -----
                                                 1,179         1,329
                                                 -----         -----



3.   LOSS ON SALE OF  subsidiary undertakings

                                                 Period      Year to
                                                ended 6     ended 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Loss on sale of subsidiary undertakings              -         4,813
                                                -------       -------

On 7 March 2001 Spear & Jackson plc concluded the sale, for(pound)2, of its Industrial Saws Division, comprising Spear & Jackson International Limited, AMV S.A. and Saws International Inc. to IMCO (472,000) Limited, a company registered in the United Kingdom.

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


4A.  PROVISION AGAINST INVESTMENT HELD FOR RESALE

                                                 Period          Year
                                                   to 6         to 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Provision against investment held for resale         -         4,213
                                                -------       -------

On 14 January 2002, Spear & Jackson plc concluded the sale, for (pound)693,000, of its wholly owned subsidiary undertaking, True Temper Ireland Limited, to a private equity investment group, Windpoint Partners, which is based in the United States of America. In the results for the year to 30 September 2001 the investment held for resale was written down to its net realisable value.


4B.  IMPAIRMENT WRITE-DOWN OF TANGIBLE ASSETS

                                                 Period          Year
                                                   to 6         to 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Impairment write-down of tangible assets             -           823
                                                -------       -------


5.   INTEREST RECEIVABLE

                                                 Period          Year
                                                ended 6      ended 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Bank interest                                       70           116
Group interest                                      47             4
                                                -------       --------
                                                   117           120
                                                -------       --------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


6.   INTEREST PAYABLE

                                                 Period          Year
                                                ended 6      ended 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Bank interest                                      167           270
Group interest                                     273           283
                                                -------       --------
                                                   440           553
                                                -------       --------



7.   TAXATION

The taxation charge/(credit) is made up as follows:

                                                 Period          Year
                                                ended 6      ended 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000

Deferred taxation                                   74          (199)
Overseas taxation                                   60           124
                                                -------       --------
                                                   134           (75)
                                                -------       --------


The reconciliation of the tax charge/(credit) is as follows:

                                                 Period          Year
                                                ended 6      ended 30
                                              September     September
                                                   2002          2001
                                             (pound)000    (pound)000


Loss on ordinary activities before taxation
 at the UK statutory rate of 30%                  (431)       (2,806)
Loss on sale of subsidiary undertaking               -         1,444
Provision against investment held for resale         -         1,264
Tax losses not utilised                            983         1,177
Tax losses utilised                                (26)         (764)
Effect of ACT utilised in the deferred tax
 computation                                      (296)         (403)
Net cost of different rates of taxation in
 overseas undertakings and other overseas
 timing differences                                 (9)          148
Permanent timing differences                        50            50
Other differences                                 (137)         (185)
                                                -------        ------
Taxation charge/(credit) as reported               134           (75)
                                                -------        ------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


7.   TAXATION (CONT.)

There are tax losses carried forward amounting to approximately (pound)10,742,000 (September 2001 - (pound)10,708,000) which are available to be set off against taxable profits of future periods. Of this total (pound)2,033,000 (September 2001 - (pound)2,033,000) has been utilised at 30% to offset the deferred tax liability. Additionally there is advance corporation tax of approximately (pound)8,272,000 (30 September 2001 - (pound)8,272,000) available for offset against future taxation liabilities, (pound)3,108,000 (30 September 2001 (pound)2,812,000) of which has been allocated against the deferred tax liability.


8.   TANGIBLE FIXED ASSETS

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Land and Buildings                               8,138        10,884
Machinery and Equipment                         18,471        17,902
Furniture and Fixtures                           1,549         1,498
                                                ------        ------
                                                28,158        30,284
Accumulated depreciation                       (16,521)      (15,640)
                                                ------        ------
                                                11,637        14,644
                                                ------        ------

Depreciation charged in the period ended 6 September 2002 was (pound)1,664,000. The charge in the year ended 30 September 2001 was (pound)2,554,000, including (pound)823,000 of asset impairment write-downs.

Included within land and buildings are the freehold land and buildings at Atlas Way, Sheffield, which were valued by Jones Lang Wootton, Chartered Surveyors, at 17 November 1997 on the basis of their open market value. In accordance with the transitional provisions of FRS15, the directors have elected to freeze all revaluations and the revalued fixed assets have not been restated at their historical cost.

9.   OTHER INVESTMENTS

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Other investments                                   89            87
                                                  ------        ------

These investments are unlisted and are carried at cost. They include a holding of 30% of the issued ordinary share capital of Bipico Industries (Tools) Private Limited, a company incorporated and operating in India, and a 35% holding of the ordinary issued share capital of Bowers Metrologie SARL, a company incorporated and operating in France. Neither companies are considered to be associated undertakings since Spear & Jackson does not possess the ability to exercise significant influence over the company.

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001



10.  STOCKS

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Raw materials                                    3,171         3,448
Work in progress                                 2,998         3,318
Finished goods                                  10,776        10,240
                                                ------        ------
                                                16,945        17,006
Less : provisions                               (3,648)       (4,067)
                                                ------        ------
                                                13,297        12,939
                                                ------        ------

11.  DEBTORS

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Trade debtors                                   11,567        11,716
Investment held for resale (note 3A)              -              693
Amounts due from other group companies            -               97
Other debtors                                      752         1,212
                                                ------        ------
                                                12,319        13,718
                                                ------        ------

Amounts falling due after more than one year:

Pension prepayment (note 21)                    22,445        22,736
                                                ------        ------

12.  CREDITORS: amounts falling due within one year

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Bank loan (note a)                                -                6
Bank overdrafts (note b)                           570           800
Obligations under finance leases (note 14)          19            17
Amounts owed to former parent
 undertaking (note c)                             -           13,678
Amounts owed to group undertakings                -               66
Trade creditors                                  6,254         4,369
Corporation tax                                     24            27
Other creditors                                  5,778         5,267
Government grants                                   35            35
                                                ------        ------
                                                12,680        24,265
                                                ------        ------

a)These loans relate to certain overseas subsidiary undertakings, all of which were repaid during the period.

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


12.  CREDITORS: amounts falling due within one year (CONT.)


b) Bank overdrafts amounting to (pound)514,000 (30 September 2001 : (pound) 606,000) in certain overseas subsidiary undertakings are secured by fixed and floating charges on trade and the assets of the subsidiary undertakings concerned. The remaining (pound)56,000 (30 September 2001 : (pound)194,000) are unsecured.

c) During the year the amounts owed to the former parent undertaking were reduced by (pound)4,437,000 by cash repayment. The remaining balance of (pound)9,241,000 was repaid following the issue of shares in Spear & Jackson plc to USI Mayfair Limited on 6 September 2002 (see note 16).


13.  CREDITORS: amounts falling due after more than one year

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Obligations under finance leases (note 14)          33            36
Government grants                                  218           274
Other creditors                                    259           291
                                                ------        ------
                                                   510           601
                                                ------        ------


14.  OBLIGATIONS UNDER FINANCE LEASES

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Amounts payable:

Within one year                                     19            17
Between one and two years                           19            19
Between two and five years                          14            17
                                                -------       -------
                                                    52            53
                                                -------       -------
Shown as:

Amounts due within one year (note 12)               19            17

Amounts due after more than one year (note 13)      33            36
                                                -------       -------
                                                    52            53
                                                -------       -------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


15.  DEFERRED TAXATION

             Amounts provided in the accounts and the amounts not provided are as follows:

                                                                              Not           Not
                                         Provided         Provided       Provided      Provided
                                       6 September    30 September    6 September  30 September
                                              2002            2001           2002          2001
                                        (pound)000      (pound)000     (pound)000    (pound)000

Capital allowances in advance
 of depreciation                              124             (79)          -             -
Other timing differences:
 Current assets and liabilities            (1,045)           (953)          -             -
 Pension scheme prepayment                  5,953           5,694           -             -
 Tax effect of losses carried forward        (610)           (610)          -             -
                                           ------          ------        -------        ------
                                            4,422           4,052           -             -
ACT recoverable                            (3,108)         (2,812)          -             -
Taxation on valuation surplus                -               -             1,243         1,267
                                           ------          ------        -------        -------
                                            1,314           1,240          1,243         1,267
                                           ------          ------        -------        -------


16.  SHARE CAPITAL

                                                                       Authorised
                                       6 September    6 September    30 September  30 September
                                              2002           2002            2001          2001
                                                No     (pound)000              No    (pound)000

Ordinary shares of 10p each            624,722,030         62,472     624,772,030        62,472
Deferred shares of 10p eac           4,772,498,270        477,249   4,772,498,270       477,249
                                     -------------        -------   -------------       -------
                                     5,397,220,300        539,721   5,397,220,300       539,721
                                     -------------        -------   -------------       -------

                                                            Allotted , called up and fully paid

                                       6 September    6 September    30 September  30 September
                                              2002           2002            2001          2001
                                                No     (pound)000              No    (pound)000

Ordinary shares of 10p each            600,342,291         60,034     507,927,861        50,793
Deferred shares of 10p each            225,993,087         22,599     225,993,087        22,599
                                       -----------         ------     -----------        ------
                                       826,335,378         82,633     733,920,948        73,392
                                       -----------         ------     -----------        ------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


16.  SHARE CAPITAL (CONT.)

On 6 September 2002 Spear & Jackson plc allotted 92,414,430 10p ordinary shares to USI Mayfair Limited. It was resolved that the subscription price for the shares would be satisfied by way of settlement of the(pound)9,241,443 owed by Spear & Jackson plc to USI Mayfair Limited on that date following the prior consolidation and transfer of all amounts previously owed by Spear & Jackson plc to US Industries Inc. and US Global Corp Inc. to USI Mayfair Limited.


17.  RESERVES

                                              Revaluation         Other
                                                  Reserve      Reserves
                                               (pound)000    (pound)000

At 1 October 2001                                  4,223      (40,973)
Exchange movement                                   -             113
Loss for the period                                 -          (1,569)
Current period/year's depreciation
 element of revaluation                              (80)          80
                                                   ------      ------
At 6 September 2002                                4,143      (42,349)
                                                   ------      ------

 Other reserves comprise the combined entity exchange reserve and profit and loss account.

18.  RECONCILIATION OF MOVEMENTS IN CAPITAL  AND RESERVES

                                              6 September  30 September
                                                     2002          2001
                                               (pound)000    (pound)000

Loss for the financial period/year                (1,569)       (9,278)
Exchange movement                                    113          (188)
Increase in share capital                          9,241          -
                                                   ------        ------
                                                   7,785        (9,466)
Capital and Reserves at 1 October 2001            39,856        49,322
                                                  ------        ------
Capital and Reserves at 6 September 2002          47,641        39,856
                                                  ------        ------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


19.  OBLIGATIONS UNDER OPERATING LEASES

At 6 September 2002 Spear & Jackson had annual commitments under non-cancellable operating leases as set out below:

                                                      Land and buildings         Plant and machinery
                                                    6 September  30 September  6 September  30 September
                                                           2002          2001         2002          2001
                                                     (pound)000    (pound)000   (pound)000    (pound)000

Operating leases which expire:
Within one year                                               -             -           83           137
In two to five years                                          -             -          452           376
After five years                                            376           387            -             -
                                                         -------        ------       -------       ------
                                                            376           387          535           513
                                                         -------        ------       -------       ------

20.  CONTINGENT LIABILITIES

The bank overdrafts of Spear & Jackson plc and Bowers Group plc and their UK subsidiary undertakings are secured by a mortgage debenture with the HSBC Bank plc incorporating fixed and floating charges over the whole of the undertaking and assets of the companies concerned.

Spear & Jackson plc and Bowers Group plc and their subsidiary undertakings have entered into a cross guarantee with HSBC Bank plc to guarantee the individual bank overdrafts of these group undertakings. At 6 September 2002 the extent of this guarantee was (pound)14,200,000 (30 September 2001 : (pound)12,015,000)

The bank overdraft and other facilities of Spear & Jackson (Australia) Pty Limited have been guaranteed by its immediate parent undertaking, James Neill Holdings Limited.

21.  PENSIONS

The Combined Entity, Spear & Jackson, operates pension schemes in respect of its United Kingdom employees.

The principal scheme ("The James Neill Pension Scheme") is a defined benefit scheme, the assets of which are held in trustee administered funds separate from those of the individual companies and the Combined Entity. The scheme is open to new members.

The most recent full actuarial valuation of the scheme was performed by Hewitt Bacon & Woodrow Limited as at 5 April 2002, using the projected unit method. This valuation revealed a deficit. This actuarial valuation performed on the minimum funding requirement revealed that the market value of assets was sufficient to cover only 94% of the liabilities of the scheme.

The SSAP 24 valuation at 6 September 2002 showed a surplus applicable to the Combined Entity amounting to (pound)22,445,000 (30 September 2001 :
(pound)22,736,000). (pound)2,314,000 has been debited to the profit and loss account in respect of pensions in the period (2001 : (pound)731,000).

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001


21.  PENSIONS (CONT.)

The total contributions made by the principal employer to the scheme in the period were (pound)2,023,000 (2001 : (pound)7,904,000). The 2001 contribution comprises (pound)2,904,000 normal contributions together with a lump sum payment of (pound)5,000,000.

The financial assumptions used in calculating the liabilities for the James Neill Pension Scheme as at 6 September 2002 are as follows:

                                                      6 September  30 September
                                                             2002          2001

o Discount rate for assessing plan liabilities            5.75%         6.25%

o Rate of increase in salaries                            2.25%         3.5%

o Rate of increase for pensions in payment
  - Pre 88 GMPs                                           0.00%         0.00%
  - Post 88 GMPs                                          1.85%         2.5%
  - Excess over GMP (fixed 5% increases)                  5.0%          5.0%
  - Excess over GMP (increased in line with LPI)          2.25%         2.5%

o Rate of increase of deferred pensions                   2.25%         2.5%

o Inflation rate assumption                               2.25%         2.5%

The value of the assets held by the pension scheme as at 6 September 2002 along with the liabilities on the above basis are as follows:

James Neill Pension Scheme
                                     Value at 06/09/2002     Value at 30/09/2001
                                             (pound)'000             (pound)'000

Total market value of assets                73,500                72,339
Present value of plan liabilities          (93,100)              (83,442)
                                          ----------            ----------

Deficit in the scheme                      (19,600)              (11,103)
Related deferred tax asset                   5,880                 3,331
                                          ----------            ----------

Net pension liability                      (13,720)               (7,772)
                                          ----------            ----------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001

21.  PENSIONS (CONT.)

Analysis of the amount charged to operating profit:

                                                             Period
                                                            ended 6
                                                          September
                                                               2002
                                                         (pound)000

Current service cost                                         1,500
Past service cost                                             -
Curtailment/settlement cost                                   -
                                                            ------
Total operating charge                                       1,500
                                                            ------
Analysis of amount credited to other finance income:

Expected return on pension scheme assets                     4,800
Interest on pension scheme liabilities                      (4,800)
                                                            ------
Net Return                                                    -
                                                            ------

                                                             Period
                                                            ended 6
                                                          September
                                                               2002
                                                         (pound)000
Analysis of amount recognised in statement of total recognised gains and losses (STRGL):

Actual return less expected return on pension
 scheme assets                                              (3.000)
Experience gains and losses arising on the scheme
 liabilities                                                (5,200)
Changes in assumptions underlying the present
 value of the scheme liabilities                              (800)
                                                             ------
Actuarial gain recognised in the STRGL                      (9,000)
                                                             ------
Movement in surplus during the period:

Surplus in scheme at beginning of the period               (11,100)
Current service cost                                        (1,500)
Contributions                                                2,000
Past service costs                                            -
Curtailment/settlement costs                                  -
Other finance income                                          -
Actuarial gain                                              (9,000)
                                                            ------

Surplus in scheme at end of the period                     (19,600)
                                                            ------

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001

21.  PENSIONS (CONT.)

History of experience gains and losses:

Difference between the expected and actual return on scheme:
 amount ((pound)'000)                                                   (3,000)
 percentage of scheme assets                                               (4%)
Experience gains and losses on scheme liabilities:
 amount ((pound)'000)                                                   (5,200)
 percentage of scheme liabilities                                          (6%)
Total amount recognised in statement of total recognised gains:
 amount ((pound)'000)                                                   (9,000)
 percentage of scheme liabilities                                         (10%)

22.  ULTIMATE PARENT UNDERTAKING

Until 6 September 2002 the ultimate parent undertaking of the largest group of undertakings for which group accounts were drawn up, and of which Spear & Jackson plc and Bowers Group plc (The Combined Entity) were members, was US Industries Inc, a company registered in the United States of America. The parent undertaking of the smallest group for which group accounts were prepared was USI Mayfair Limited, a company registered in the United Kingdom.

On 6 September 2002 the entire issued share capital of Spear & Jackson plc and Bowers Group plc (The Combined Entity) was acquired by Megapro Tools, Inc., a company incorporated in the United States of America.

23.  RELATED PARTY TRANSACTIONS

The company has taken advantage of the exemption under Financial Reporting Standard No. 8 not to disclose transactions with other group companies.

24.  EVENTS SINCE THE BALANCE SHEET DATE

On 10 November 2002 Megapro Tools, Inc., the ultimate parent undertaking of Spear & Jackson plc and Bowers Group plc, changed its name to Spear & Jackson, Inc.

NOTES TO THE COMBINED ENTITY FINANCIAL STATEMENTS at 6 September 2002 and 30 September 2001

25. Reconciliation of significant differences between UK Generally Accepted Accounting Principles (UK GAAP) and US Generally Accepted Accounting Principles (US GAAP)


The Combined Entity's financial statements have been prepared under UK GAAP which, as applied, differs in certain significant respects from US GAAP. The effects of the application of US GAAP to the Combined Entity's net income and shareholders' equity for the period ended September 6, 2002 and the year ended September 30, 2001 are set out in the tables below.

                                               Notes     Period Ended       Year Ended
                                                         September 6,      September 30,
                                                             2002              2001
                                                             $000              $000


Net loss as reported under UK GAAP                         (2,296)          (13,380)
US GAAP adjustments:
Capital leases                                  (a)            (8)              (69)
Pensions                                        (b)         3,326               167
Revenues excluded under SAB 101                 (c)            (6)                0
Deferred tax on reconciling items               (d)          (994)              (29)
                                                            ------           --------
Net income (loss) as reported under US GAAP                    23           (13,311)
                                                            ======           ========


                                                         Period Ended       Year Ended
                                                         September 6,      September 30,
                                                             2002              2001
                                                             $000              $000


Shareholders' equity as reported under UK GAAP             74,325            58,759
US GAAP adjustments:
Capital vs operating leases - fixed assets      (a)           840               849
Capital vs operating leases - debt              (a)          (895)             (899)
Pensions                                        (b)       (19,969)          (22,441)
Revenues excluded under SAB 101 -
 trade receivables                              (c)          (508)             (480)
Revenues excluded under SAB 101 - inventories   (c)           406               384
Deferred tax on reconciling items               (d)         6,038             6,776

                                                           ------            -------
Shareholders' equity as reported under US GAAP             60,237            42,948
                                                           ======            =======

(a) Under UK GAAP, lease costs are accounted for in accordance with SSAP 22, "Leases." For the purposes of US GAAP, leases are accounted for in accordance with SFAS No. 13 "Accounting for Leases." SFAS No. 13 is more prescriptive than UK GAAP. For example, in order to qualify as a finance lease rather than an operating lease, under US GAAP, the lease payments cannot exceed 90% of the original cost of the asset. Therefore, certain costs permitted to be expensed as lease expense under SSAP 22 must be capitalized under US GAAP. The reconciliation reflects the impact of capitalization of certain operating leases under US GAAP.

(b) Spear & Jackson plc has a contributory defined benefit pension plan covering certain of its employees in the UK. Under UK GAAP the pension scheme has been accounted for under the provisions of SSAP 24. The US GAAP presentation is in accordance with SFASB 87. The reconciling item represents the differing carrying values of the pension plan prepaid benefits which are recognised under the UK and US accounting standards.

(c) Under UK GAAP sales are recognised on the dispatch of goods. In certain circumstances this treatment conflicts with that required under SAB 101 where dispatches can only be included within revenues once all the risks and rewards of ownership have passed to the customer. The reconciling item reflects the effect on net income of excluding those transactions which cannot be treated as sales under SAB 101.

(d) Deferred taxes have been provided on all reconciling adjustments at the applicable local statutory taxation rate.

(b) PRO FORMA FINANCIAL INFORMATION

On September 6, 2002, Spear & Jackson, Inc. (formerly known as Megapro Tools, Inc.), a Nevada corporation ("Spear" or the "Registrant"), acquired all of the issued and outstanding shares of Spear & Jackson plc and Bowers Group plc, companies organized under the laws of England, from USI Mayfair Limited, for a purchase price consisting of 3,543,281 shares of common stock of Spear and promissory notes in the principal amount of 150,000 pounds.

The unaudited pro forma financial statement is included for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Transaction taken place as of the date or for the periods presented. These unaudited pro forma financial statements and the accompanying notes may not be indicative of future financial position. The unaudited pro forma information should be read in conjunction with the historical financial statements of Spear & Jackson plc and Bowers Group plc, companies organized under the laws of England, and the Registrant. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                             SPEAR & JACKSON, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED 30 SEPTEMBER 2002
      INCORPORATING THE RESULTS OF ACQUIRED BUSINESSES FOR THE PERIOD FROM
                      OCTOBER, 1 2001 TO SEPTEMBER 6, 2002



                                            SPEAR &         SPEAR & JACKSON PLC   PRO FORMA   NOTES    PRO FORMA
                                         JACKSON, INC.*       BOWERS GROUP PLC       ADJUSTMENTS      STATEMENT OF
                                           YEAR ENDED            PERIOD ENDED                          OPERATIONS
                                       SEPTEMBER 30, 2002     SEPTEMBER 6, 2002
* Formerly Megapro Tools, Inc.
                                              $000                   $000                $000                $000

Net sales                                     1,138                   84,608                                85,746

Cost of products sold                           771                   57,729              353  (a)          58,853
                                         ---------------       ------------------    -------------      ---------------
Gross Profit                                    367                   26,879             (353)              26,893

Operating costs and expenses:
Selling, general and
 administrative expenses                        745                   28,506           (3,951) (b)          25,300
                                         ---------------       ------------------    -------------      ---------------
Operating income (loss)                        (378)                  (1,627)           3,598                1,593


Royalties                                        10                     -                                       10
Interest and bank charges (net)                 (11)                    (473)            (110) (c)            (594)
                                         ---------------       ------------------    -------------      ---------------
Income (loss) before income taxes              (379)                  (2,100)           3,488                1,009
Provision for income taxes                       82                     (196)          (1,046) (d)          (1,160)
                                         ---------------       ------------------    -------------      ---------------
Net income (loss)                              (297)                  (2,296)           2,441                 (151)
                                         ===============       ==================    =============      ===============


Net income per share:                          $                                                              $

     Basic                                    (0.04)                                                         (0.01)

     Diluted                                  (0.04)                                                         (0.01)

Weighted average common shares               Number                                                         Number

     Basic                                 7,409,370                                                     11,583,367
                                          ============                                                ===============

     Diluted                               7,409,370                                                     11,583,367
                                          ============                                                ===============

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

                   NOTES TO THE PROFORMA FINANCIAL STATEMENT

The adjustments relate to the amendments required to the condensed consolidated statement of operations of Spear & Jackson plc and Bowers Group plc for the period ended September 6, 2002 in order to restate the financial information under US GAAP and to include certain adjustments arising from the acquisition of the companies by Spear & Jackson, Inc. (Formerly Megapro Tools, Inc.).

The adjustments comprise:

(a) Profit and loss account credit of $189 in respect of the annual amortization of negative goodwill arising on the acquisition of Spear & Jackson plc and Bowers Group plc less additional amortization expense of $542 following on the capitalisation of leased assets under US GAAP.

(b) Reduction in pension expense of $3,326 under US GAAP plus decrease in leasing rental charges of $631 following the capitalisation of certain leases under US GAAP which are treated as operating leases under UK GAAP.

(c) Interest of $13 on $234 of promissory notes which were issued in connection with the acquisition of Spear & Jackson plc and Bowers Group plc together with additional interest of $91 charged on the leases capitalised under US GAAP.

(d) Deferred taxes have been provided on all reconciling adjustments at the applicable local statutory taxation rate.


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